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                                                                     EXHIBIT 2.7

                          AGREEMENT REGARDING CERTAIN
                         REPRESENTATIONS AND COVENANTS

       This Agreement Regarding Certain Representations and Covenants (the "Agreement") is entered into the 26th day of September, 1997, by and between BEI ELECTRONICS, Inc., a Delaware corporation ("ELECTRONICS"), and BEI Technologies, Inc., a Delaware corporation ("TECHNOLOGIES") on behalf of themselves and all members of the ELECTRONICS Subgroup and the TECHNOLOGIES Subgroup. It is executed contemporaneously with the Tax Allocation and Indemnity Agreement (the
"Tax Allocation Agreement") between the same parties.   All terms used herein
shall have the same meaning as in the Tax Allocation Agreement.

                                   ARTICLE I
                                  DEFINITIONS

To the extent not defined in the Tax Allocation Agreement, the terms used herein are defined as follows:

            "DISTRIBUTION DATE" shall mean the date on which the Distribution shall be effected.

          "PRE-DISTRIBUTION PERIOD" shall mean any Taxable period ending on or before the close of business on the Distribution Date; provided that if a
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Taxable period ending after the Distribution Date contains any days which fall prior to or on the Distribution Date, any portion of such Taxable period up to or including the Distribution Date shall also be included in the Pre-Distribution Period.

          "RETURN" shall mean any Tax return, statement, report or form (including estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any taxing authority.

          "TAX ASSET" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, target jobs Tax credit, low income housing credit, research and experimentation credit, charitable deduction or any other credit or Tax attribute, including additions to basis of property, which could reduce any Tax, including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.




ARTICLE II
REPRESENTATIONS
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          2.1  TECHNOLOGIES SUBGROUP REPRESENTATIONS.  TECHNOLOGIES represents on behalf of itself and each member of the TECHNOLOGIES Subgroup that, as of the date hereof, and covenants that, on the Distribution Date, there is no plan or intention (A) to liquidate TECHNOLOGIES or to merge or consolidate TECHNOLOGIES with any other person subsequent to the Distribution, (B) to sell or otherwise dispose of any asset of the TECHNOLOGIES Subgroup subsequent to the Distribution, except in the ordinary course of business and except with respect to the liquidation of Defense Systems Company, Inc. ("Defense") (C) to take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution, (D) to issue stock of TECHNOLOGIES, other than pursuant to the Distribution, representing more than 20 percent of the total combined voting power or more than 20 percent of the total value of all classes of TECHNOLOGIES stock.

          2.2 ELECTRONICS SUBGROUP REPRESENTATIONS. ELECTRONICS represents on behalf of itself and each member of the ELECTRONICS Subgroup that, as of the date hereof, and covenants that, on the Distribution Date, there is no plan or intention (A) to liquidate ELECTRONICS or to merge or consolidate ELECTRONICS with any other person subsequent to the Distribution, except with respect to the possible merger of BEI Medical Systems Company, Inc. ("Medical") with and into ELECTRONICS immediately after the Distribution, (B) to sell or otherwise dispose of any asset of the ELECTRONICS Subgroup subsequent to the Distribution, except in the ordinary course of business, (C) to take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution, (D) to issue stock of ELECTRONICS representing 50 percent or more of the vote or value of all classes of ELECTRONICS stock including, for this purpose, stock issued in connection with the possible merger with Medical.

          2.3 TECHNOLOGIES SUBGROUP AND ELECTRONICS SUBGROUP REPRESENTATIONS. TECHNOLOGIES represents on behalf of itself and each member of the TECHNOLOGIES Subgroup and ELECTRONICS represents on behalf of itself and each member of the ELECTRONICS Subgroup that, as of the date hereof, and covenants that, on the Distribution Date, none of them is or will be aware of any plan or intention by the current shareholders of ELECTRONICS to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, ELECTRONICS or TECHNOLOGIES subsequent to the Distribution.

                                  ARTICLE III
                                   COVENANTS

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          3.1  TECHNOLOGIES SUBGROUP COVENANTS.  TECHNOLOGIES covenants on behalf of itself and each member of the TECHNOLOGIES Subgroup that (i) during the two-year period following the Distribution Date, TECHNOLOGIES will not liquidate, merge or consolidate with any other person, or sell, exchange, distribute or otherwise dispose of its assets or those of the TECHNOLOGIES Subgroup, except in the ordinary course of business and except with respect to the liquidation of Defense, (ii) following the Distribution, TECHNOLOGIES will, for a minimum of two years, continue the active conduct of the historic business conducted by TECHNOLOGIES throughout the five year period prior to the Distribution as required by Section 355 of the Code, (iii) during the two-year period following the Distribution Date, TECHNOLOGIES will not issue stock representing more than 20 percent of the total combined voting power or more than 20 percent of the total value of all classes of TECHNOLOGIES stock, (iv) no member of the TECHNOLOGIES Subgroup will take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution, and (v) during the period beginning on the Distribution Date and ending upon the expiration of the statute of limitations period applicable to the Taxable year in which the Distribution occurs (after giving effect to any extension, mitigation or waiver thereof), no member of the TECHNOLOGIES Subgroup will make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, change the manner in which it conducts business, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability with respect to a Pre-Distribution Period, or reduction of any Tax Asset that was created in a Pre-Distribution Period, of the ELECTRONICS group or any member thereof without first obtaining the written consent of an authorized representative of ELECTRONICS; PROVIDED, HOWEVER, that if a change in law (including the enactment of any statute or the issuance of any proposed, temporary or final regulations, or administrative pronouncement or judicial decision) would have a material adverse effect on the aggregate Tax liability of the TECHNOLOGIES Subgroup then, notwithstanding anything to the contrary in this clause (iii), TECHNOLOGIES shall be entitled to take such minimum action as is necessary to eliminate or mitigate the effect of the change in law.
TECHNOLOGIES agrees to notify ELECTRONICS of any action taken under the proviso contained in the preceding sentence.

          3.2 ELECTRONICS SUBGROUP COVENANTS. ELECTRONICS covenants on behalf of itself and each member of the ELECTRONICS Subgroup that (i) during the two-year period following the Distribution Date, no member of the ELECTRONICS Subgroup will liquidate, merge or consolidate with any other person, or sell, exchange, distribute or otherwise dispose of its assets, except in the ordinary course of business and except with respect to the possible merger of Medical with and into ELECTRONICS, (ii) following the Distribution, the

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ELECTRONICS Subgroup will, for a minimum of two years, continue the active conduct of the historic business conducted by Medical throughout the five year period prior to the Distribution as required by Section 355 of the Code, (iii) during the two-year period beginning on the Distribution Date, ELECTRONICS will not issue stock representing 50 percent or more of the vote or value of all classes of ELECTRONICS stock including, for this purpose, stock issued in connection with the possible merger with Medical, (iv) no member of the ELECTRONICS Subgroup will take any action inconsistent with the information furnished to Davis Polk & Wardwell in connection with its tax opinion with respect to the Distribution, and (v) during the period beginning on the Distribution Date and ending upon the expiration of the statute of limitations period applicable to the Taxable year in which the Distribution occurs (after giving effect to any extension, mitigation or waiver thereof), no member of the ELECTRONICS Subgroup will make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, change the manner in which it conducts its business, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability with respect to a Pre-Distribution Period or reduction of any Tax Asset which was created in a Pre-Distribution Period of the TECHNOLOGIES Subgroup without first obtaining the written consent of an authorized representative of TECHNOLOGIES; PROVIDED, HOWEVER, that if a change in law (including the enactment of any statute or the issuance of any proposed, temporary or final regulations, or administrative pronouncement or judicial decision) would have a material adverse effect on the aggregate Tax liability of the ELECTRONICS Subgroup, then, notwithstanding anything to the contrary in this clause (v), ELECTRONICS shall be entitled to take such minimum action as is necessary to eliminate or mitigate the effect of the change in law. ELECTRONICS agrees to notify TECHNOLOGIES of any action taken under the proviso contained in the preceding sentence.

          3.3 TECHNOLOGIES SUBGROUP AND ELECTRONICS SUBGROUP COVENANT. The parties hereto agree to act in good faith in complying with the terms of this Agreement.

          3.4 EXCEPTIONS. Notwithstanding the foregoing, a member of the TECHNOLOGIES Subgroup may take actions inconsistent with the covenants contained in Section 3.1(i) through (v) above, and a member of the ELECTRONICS Subgroup may take actions inconsistent with the covenants contained in Section 3.2(i) through (v) above, if:

       (i) TECHNOLOGIES or ELECTRONICS, as the case may be, obtains a ruling from the Internal Revenue Service to the effect that such actions will not result in the Distribution being taxable to ELECTRONICS or its shareholders; or

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       (ii)  TECHNOLOGIES or ELECTRONICS, as the case may be, obtains an opinion of counsel nationally recognized as an expert in federal income tax matters and acceptable to the other party to the same effect as in Section 3.4(i).


                                   ARTICLE IV
                                INDEMNIFICATION

            4.1 TECHNOLOGIES INDEMNIFICATION OF ELECTRONICS. TECHNOLOGIES shall indemnify and hold ELECTRONICS harmless for the breach of any representation or covenant made by a member of the TECHNOLOGIES Subgroup in this Agreement.

            4.2 ELECTRONICS INDEMNIFICATION OF TECHNOLOGIES. ELECTRONICS shall indemnify and hold TECHNOLOGIES harmless for the breach of any representation or covenant made by a member of the ELECTRONICS Subgroup in this Agreement.

            4.3 DAMAGES. The damages payable upon a breach of a representation or covenant contained herein shall be agreed upon by the parties in good faith or, if they cannot agree, shall be resolved in accordance with the provisions of Article IV of the Distribution Agreement entered into by the parties contemporaneously herewith.


                                   ARTICLE V
                                 MISCELLANEOUS

            5.1 MISCELLANEOUS.  All Miscellaneous provisions set forth in
     Article VIII of the Tax Allocation Agreement are hereby incorporated by reference. These incorporated provisions will carry full force and effect with respect to this Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                            ELECTRONICS ON BEHALF OF ITSELF AND EACH MEMBER OF THE ELECTRONICS SUBGROUP

                            By: /s/ Charles Crocker
                               ----------------------------

                            Name: Charles Crocker
                                 --------------------------

                            Title: President
                                  --------------------------


                            TECHNOLOGIES ON BEHALF OF ITSELF AND EACH MEMBER OF THE TECHNOLOGIES SUBGROUP

                            By: /s/ Charles Crocker
                               ----------------------------

                            Name: Charles Crocker
                                 --------------------------

                            Title: President
                                  --------------------------

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